EXHIBIT 10.2
CONFIDENTIAL TREATMENT REQUESTED under 17 C.F.R. § 200.80(b)(4) and 240.24b-2

First Amendment to
Pharmaceutical Manufacturing and Supply Agreement
This is an Amendment (this “Amendment”) to the Pharmaceutical Manufacturing and Supply Agreement dated March 5, 2014 between DSM Pharmaceuticals, Inc. (“DSM”) and Omeros Corporation (“Omeros”) (the “Master Agreement”), and is entered into as of July 7, 2015 (the “Amendment Effective Date”). All initially capitalized terms in this Amendment shall have the same meaning as set forth in the Master Agreement unless otherwise defined herein.
Whereas, DSM’s right and obligations under the Master Agreement were assigned to and assumed by Patheon Manufacturing Services LLC (“Patheon”) as of May 31, 2014.
Whereas the Master Agreement provides for the manufacture of Omeros’ Product OMS302, which has been approved by FDA as OMIDRIA® (phenylephrine and ketorolac injection) 1%/0.3%, pursuant to which Patheon has been providing fill and finish services for Product at Patheon’s [†] facility in [†] (“Patheon [†] Facility”) and labeling and packaging services for such Product at Patheon’s [†] facility in [†] (“Patheon [†] Facility”), and Patheon intends to cease fill and finish manufacturing at the Patheon [†] Facility as of December 31, 2015, which is the end of the Initial Term of the Master Agreement (the “Initial Term Expiration Date”).
Whereas Omeros and Patheon are working towards entry into a Master Manufacturing Services Agreement for fill and finish manufacture of Product at the Patheon [†] Facility, and Omeros and Patheon wish to provide for the labeling and packaging at the Patheon [†] Facility after the Initial Term Expiration Date of Product that has been filled and finished at the Patheon [†] Facility on or before the Initial Term Expiration Date.
Therefore Omeros and Patheon agree that the Master Agreement shall be hereby amended as follows:
Section 11.1 of the Master Agreement shall be revised to read as follows:
11.1 Term. Unless sooner terminated pursuant to the terms hereof or otherwise extended by mutual written agreement of the Parties, the term of this Agreement shall commence on the Effective Date and shall continue in force and effect until August 31, 2016 (the “Initial Term”), provided, however, that the Parties agree that DSM and its successors-in-interest shall have no obligation under this Agreement after December 31, 2015 to provide manufacturing, processing, purifying, formulating, or finishing Manufacturing services for Product at DSM’s [†] facility located in [†] or at any other facility, but shall be obligated until August 31, 2016 only to provide packaging, labeling, holding, handling, storing, preparing for shipment, inspecting and quality control and stability testing Manufacturing services at DSM’s [†] facility located in [†] for Product that was filled and finished prior to December 31, 2015 at DSM’s [†] facility located in [†].
All other terms of the Master Agreement shall remain unchanged and in full force and effect.

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Agreement as of the Effective Date set forth above.

PATHEON MANUFACTURING SERVICES LLC
By: /s/ Andrew Crerar
Name: Andrew Crerar
Title: VP & GM Commercial Ops

OMEROS CORPORATION
By: /s/ Gregory A. Demopulos
Name: Gregory A. Demopulos, M.D.
Title: Chairman & CEO

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION